UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N222, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2008, WHX Corporation, a Delaware corporation (the “Company”), issued a press release announcing its financial results for the fiscal quarter ended September 30, 2008 and other financial information.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed  “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective November 7, 2008, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”). The Bylaw Amendment amends the Company’s Amended and Restated Bylaws to permit the Board of Directors of the Company to provide for the issuances of shares of the Company’s capital stock in uncertificated form, as required for participation by the Company in a direct registration system. A copy of the Bylaw Amendment is attached as Exhibit 3.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibits

3.4	Amendment to Article Four, Section 4.1 of the Amended and Restated Bylaws of WHX Corporation.

99.1	Press Release issued November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHX CORPORATION

Dated: November 10, 2008	By:	/s/ James F. McCabe, Jr.
	Name:	James F. McCabe, Jr.
	Title:	Senior Vice President and Chief Financial Officer

Exhibit No.	Exhibits

3.4	Amendment to Article Four, Section 4.1 of the Amended and Restated Bylaws of WHX Corporation.

99.1	Press Release issued November 10, 2008.